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EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-109686 of Rockwood Specialties Group, Inc. and Subsidiaries ("Rockwood") of our report dated March 14, 2003, except for Note 20, as to which the date is December 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Rockwood's change in method of accounting for goodwill in 2002), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 17, 2003

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  EXHIBIT 23.4
INDEPENDENT AUDITORS' CONSENT